ADMINISTAFF.

                     PERSONNEL MANAGEMENT SERVICE AGREEMENT

THIS PERSONNEL MANAGEMENT SERVICE AGREEMENT ("the Agreement"), is between Administaff Companies, Inc., ("Administaff"), a Delaware corporation, with its principal place of business at 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802, and Collectibles USA, Inc. ("Client").

                                  I. PERSONNEL

Administaff agrees to furnish Client, and Client agrees to engage from Administaff, worksite employees ("Staff") for the job functions listed in Exhibit A ("Confidential Census"). Client warrants that information supplied to Administaff on confidential census is accurate. Client will amend Exhibit A to reflect each change or addition of a Staff and his or her job function within five days of such change or addition. Client warrants that information on worksite employees assigned by Administaff concerning job descriptions is current and accurate. If such information is inaccurate, Client shall promptly so notify Administaff.

                             II. TERMS OF AGREEMENT

This Agreement shall commence on the date this Agreement is executed and remain in force until either Administaff or Client terminates the Agreement by giving sixty (60) days prior written notice.

                               III. ADMINISTRATION

3.1  Administaff is responsible for the following:

     a. reserving a right of direction and control over Staff assigned to Client's location, although Client is responsible for the service or product provided or produced by Client;

     b. payment of salaries and wages and compliance with rules and regulations governing the reporting and payment of all federal and state taxes on payroll wages paid under this Agreement including, but not limited to: (i) federal income tax withholding provisions of the Internal Revenue Code; (ii) provisions of state and/or local income tax withholding laws, if applicable; (iii) provisions of the Federal Insurance Contributions Act (FICA); (iv) provisions of the Federal Unemployment Tax Act (FUTA); and, (v) provisions of applicable state unemployment tax laws;

     c. providing employee benefits, if any are agreed to be provided by Administaff, compliance with the Consolidated Omnibus Reconciliation Act (COBRA) and


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          Employee  Retirement Income Security Act (ERISA) as to plans sponsored by Administaff.

     d. procurement of workers' compensation insurance and administration of claims;

     e. compliance with the Immigration Reform and Control Act (IRCA); the Consumer Credit Protection Act, Title III;

     f. development and implementation of policies and practices relating to personnel management services including, but not limited to, recruiting, interviewing, testing, selecting, orientation of, training, evaluating, replacing, supervising, disciplining, reassigning and terminating Staff;

     g.   compliance   with  any  state  statute  or  regulations   governing  a
          professional employer organization.

3.2  Client is responsible for the following:

     a.   the service or product provided or produced by Client;

     b. retaining such sufficient direction and control over Staff as is necessary to conduct Client's business and without which Client would be unable to conduct its business, discharge any fiduciary responsibility that it may have, or comply with any applicable licensure, regulatory or statutory requirement of Client;

     c. compliance with any professional licensing, fidelity bonding, and professional liability insurance requirements;

     d. compliance with Occupational Safety and Health Administration (OSHA) regulations; Environmental Protection Agency (EPA) regulations; Fair Labor Standards Act (FLSA); Worker Adjustment and Retraining Notification Act (WARN); compliance with governmental contracting provisions; and any state and/or local equivalent of any of these;

     e. liability for all obligations, including organizing process expenses, related to Client's collective bargaining agreement and any benefits arising from such agreement;

     f. the operation of Client's business, equipment or property including motor vehicles.

3.3  Administaff and Client will be jointly responsible for the following:



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     a.   all  federal,   state  and  local  employment   discrimination   laws,
          including, but not limited to, Title VII of the 1964 Civil Rights Act, Age Discrimination in Employment Act (ADEA), and Americans with Disabilities Act (ADA), Family and Medical Leave Act (FMLA),

     b.   authority to hire, discipline, reassign and terminate Staff,

     c. selection of fringe benefits, including, but not limited to, holidays, vacation, sick leave, parental leave, military leave, and leave of absence.

3.4 Nothing in paragraphs 3.1, 3.2 or 3.3 above shall be construed to require either Administaff or Client to provide any of the matters referred to therein except as provided by law or as otherwise specifically provided by this Agreement.

                         IV. SUPERVISION AND EMPLOYMENT

4.1 Administaff shall designate one or more on-site supervisors from among Staff. On-site supervisors shall be responsible for facilitating personnel management services provided by Administaff. Client retains responsibility for its products or services.

4.2 Staff are not authorized by Administaff to undertake any work inconsistent with the job functions specified in Exhibit A. In no event shall Client request Staff to perform any service outside of that employee's ability or training if such service would expose the Staff or other persons to personal harm or danger.

                             V. EMPLOYMENT AGREEMENT

All Staff furnished by Administaff to Client and listed on Exhibit A and any assigned in the future shall be required to execute an Employment Agreement as set forth in Exhibit C (Employment Agreement) before such employee shall commence the term of assignment with Client.

                            VI. SAFE WORK ENVIRONMENT

6.1 Client agrees that it will comply, at its sole cost and expense, with all federal, state or local health and safety laws, regulations, ordinances, directives and rules relating to workplace, including all directives concerning a safe work environment from Administaff or Administaff's workers' compensation insurance carrier.

6.2 Client shall provide and ensure use of all personal protective equipment as required by federal, state or local laws, regulations, ordinances, directives or rules, or as deemed necessary by Administaff or Administaff's workers' compensation insurance carrier.



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



6.3 Client and Administaff agree to immediately report to each other all accidents and injuries involving Staff assigned to Client.

6.4 Administaff and Administaff's workers' compensation insurance carrier shall have the right to inspect Client's workplace, including but not limited to any job sites at which Staff will be assigned. To the extent possible, such inspections shall be scheduled at mutually convenient times.

                                 VII. INSURANCE

7.1 Administaff shall keep in force at all times during this Agreement, workers' compensation insurance covering all Staff furnished to Client pursuant to the terms of this Agreement. Upon written request by Client, Administaff shall request that its insurance carrier furnish a Certificate of Insurance verifying coverage.

7.2 Client warrants and represents to Administaff that it has in force at the effective date of this Agreement and will maintain during this Agreement and any extensions, the following insurance coverage and limits as a minimum. Such coverage shall be at the Client's sole cost and expense and provided by a state approved insurance company, approved by Administaff and rated by Best's at A- or better.

     a. General Liability. Commercial General Liability in standard form on "occurrence basis" covering Client's operations with minimum limited of:

          (1)   $2,000,000.00          General Aggregate
          (2)   $2,000,000.00          Products/Completed Operations Aggregate
          (3)   $1,000,000.00          Personal and Advertising Injury
          (4)   $1,000,000.00          Each Occurrence.

          Other   coverage  may  be  required  for  special   operations  to  be
          determined.

     b. Automobile Liability. Comprehensive automobile liability insurance covering all owned, hired and non-owned vehicles, with minimum limits of One Million and No/100 Dollars ($1,000,000) combined single limits per occurrence for Bodily Injury and Property Damage Liability. Client warrants that all persons operating Client's vehicles are duly licensed and covered under the Client's Automobile Liability insurance policy without exception. Client agrees to furnish to Administaff a list of drivers upon request.

7.3 Policy Requirements. All insurance policies to be obtained and maintained by Client shall provide for thirty (30) days written notice to Administaff prior to alteration, cancellation, non-renewal or material change by endorsement of the coverage. All such insurance policies shall be endorsed to include, at no additional cost to Administaff, Administaff as an additional insured with respect to client's business, and each of the policies shall be primary insurance and



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



not excess over or contributory with any other valid, existing and applicable insurance carried by Administaff. All automobile insurance policies obtained by Client pursuant to this Agreement shall also be endorsed to include, at no additional cost to Administaff, Staff who shall be operating motor vehicles for Client. In addition, Client agrees to comply with all applicable Department of Transportation, Interstate Commerce Commission and Motor Carrier Act requirements and regulations if Client uses Staff to operate motor vehicles and agrees to indemnify, defend and holds Administaff harmless from and against any liability, expense (including court costs and attorneys' fees) and claims relating to the non-compliance or violation.

7.4 Client shall make available, if requested, copies of all insurance certificates required to this Section, signed by authorized representatives of the insurance companies, to Administaff prior to the commencement date of this Agreement and at any renewal or replacement.

7.5 Waiver of Subrogation. Each party to this Agreement hereby waives any claim in its favor against the other party by way of subrogation or otherwise, which arises during this Agreement, for any and all liability, loss or damage which is covered by policies of insurance, to the extent that such liability, loss or damage is recovered under such policies of insurance. Since the mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation or otherwise to an insurance company or any other person, each party agrees to immediately give to each of its insurance carriers, written notice of the terms of said annual waiver, and to have its insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Each arty shall cause its insurance carriers to provide written evidence of the acceptance of said waiver.

                              VIII. ENROLLMENT FEE

Client agrees to pay Administaff a non-refundable enrollment fee in the sum specified in Exhibit B (Client Service Application). This enrollment fee is due and payable at the time that this Agreement is signed by Client.

                                 IX. SERVICE FEE

In exchange for the personnel management services provided by Administaff, Administaff and Client agree as follows:

9.1 The Administaff fee rate percentages are set forth in Exhibit B and is calculated utilizing the data submitted by Client in Exhibit A. If such information is inaccurate, Client shall immediately agree to amend Exhibit A to reflect the current information and shall pay, within ten (10) days notice from Administaff of the error, any additional costs incurred by Administaff as a result of the inaccuracy.



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



9.2 Each pay period, Client shall pay Administaff its fee comprised of: (i) the gross payroll of Staff during such pay period, and, (ii) a service fee equal to the applicable fee rate percentage specified in Exhibit B multiplied by the gross payroll of Staff during such pay period.

9.3 Exhibit B shall set forth the fees to be charged by Administaff and such exhibit will be signed by the parties.

9.4 Exhibit B may be changed from time to time and the changes shall be effective as stated on the Exhibit and agreed to by the Client as evidenced by the signature thereon.

9.5 Any increase in the fee will be billed with the next effective payroll and be kept current at all times except for retroactive changes or statutory and/or regulatory changes known at the time the payroll is billed.

9.6 The fee provided for by this Agreement shall be due and payable on receipt of the invoice for said fee.

9.7  Client shall use a method of payment approved in advance by Administaff.

9.8  Client or on-site supervisor shall report to Administaff all time worked by
all  Staff  each  pay  period  and  shall  provide   Administaff   with  written
verification of same including rate of pay for each.

9.9 Client shall notify Administaff within five (5) business days of receipt of the payroll of any error in billing.

9.10 Client shall reimburse Administaff for services requested by Client and not contemplated by this Agreement.

                                   X. DEFAULT

10.1 Acts of default by Client shall include, but are not limited to:

     a.   failure of Client to pay a fee when due;

     b. failure of Client to comply within thirty (30) days of any directive of Administaff, when such directive is promulgated or made necessary by: (i) a federal, state or local governmental agency; or (ii) an insurance carrier providing coverage to Administaff and/or its Staff;
          (iii) specific circumstances which currently or potentially affect the safety or violate the legal rights of Administaff or Staff;

     c. direct payments of taxable wages by Client to Staff for services contemplated by this Agreement;



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



     d. commission or omission of any act that usurps any right or obligation of Administaff as an employer of Staff covered by this Agreement;

     e.   violation by Client of any provision of this Agreement;

     f. filing by or against Client for bankruptcy or reorganization or Client becomes insolvent or has a receiver, supervisor, liquidator, or similar appointee appointed over its assets or property;

     g.   an assignment by Client for the benefit of creditors; or

     h. a money judgment against Client which remains unsatisfied for more than thirty (30) days.

10.2 In the event Administaff incurs any expenses, fines and/or liabilities as a result of an act of default by Client as set forth above, Client shall reimburse Administaff for all actual expenses, fees and/or liabilities, including, but not limited to, reasonable attorneys' fees, court costs and any related expenses.

10.3 In the event that this Agreement is terminated due to a default by Client, Client shall pay to Administaff, as liquidated damages, a sum calculated in accordance with the following formula:

     A sum equal to the average fee, as calculated pursuant to Paragraph 9.2 hereof for: (i) the pay periods that have occurred during the three (3) months immediately preceding the date of termination; or, (ii) if the Agreement is terminated prior to the expiration of three (3) months, the pay periods that have occurred prior to the date of termination.

Such payment shall not release Client from any other obligations under this Agreement arising prior to or resulting from such termination.

10.4 Upon an act of default by Client, Administaff shall have the option, in its sole and absolute discretion, of terminating this Agreement.

10.5 Notwithstanding anything herein or in any other agreement or document to the contrary, Client expressly agrees that Administaff shall under no circumstances be liable for any special, incidental or consequential damages of any nature whatsoever arising under or relating to this Agreement.

                                  XI. INDEMNITY

11.1 Client hereby further agrees to indemnify, defend and hold Administaff harmless from and against any and all liability, expense (including cost of investigation, court costs and



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



attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, as though expressly set forth and described herein which Administaff may incur, suffer, become liable for or which may be asserted or claimed against Administaff as a result of the failure of Client to follow the directives, procedures and policies of Administaff as they relate to Staff.

11.2 Client hereby further agrees to indemnify, defend and hold Administaff harmless from and against any and all liability, expense (including cost of investigation, court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, arising from operation by Client, Client's employees or Staff of any form or type of motor vehicle.

11.3 Client hereby  further  agrees to indemnify and hold  Administaff  harmless from and against any and all liability, expenses (including cost of investigation, court costs and attorneys' fees) and claims for damage of any nature whatsoever, whether known or unknown and whether direct or indirect, arising from the product and/or services provided by Client.

11.4 Client hereby further agrees to indemnify and hold Administaff harmless from and against any and all claims, losses, causes of action, liability, expense (including costs of investigation, court costs and attorneys' fees) and damages of any nature whatsoever, whether known or unknown, arising from employee unionization and/or provision of union benefits.

11.5 The indemnities provided herein shall be deemed to be contractual in nature and shall survive termination of this Agreement.

                       XII. REPRESENTATIONS AND WARRANTIES

12.1 Client agrees to comply with Administaff's personnel management policies and directives.

12.2 Client agrees to provide Administaff with a copy of any notice, complaint or charge of a government agency and/or legal action concerning (i) Client's workplace; (ii) Client's compliance with any laws, rules, regulations or ordinances relating to the workplace; or, (iii) any Staff assigned to Client immediately upon receipt of such notice, complaint, charge or legal action.

12.3 Client agrees to cooperate fully with Administaff in any investigation involving Staff assigned to Client whether such investigation is initiated by a government agency or by Administaff.

12.4 Administaff reserves the right at its sole discretion to provide a defense in any lawsuit arising from a claim involving Staff subject to its investigation of the facts and circumstances of such a claim.



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




12.5 Client warrants and represents to Administaff that, prior to entering into this Agreement, Client has informed Administaff of any pension and/or benefit plans that Client may currently provide or has heretofore provided for any owners, partners, shareholders, directors, officers, employees or agents of Client. Client acknowledges that if Client currently provides or has previously provided any pension or benefit plans to such individuals or their dependents, certain complex rules under ERISA and the Internal Revenue Code may apply to these plans, as well as to any plans maintained by Administaff, as a result of this Agreement. If Client currently maintains or has maintained any such plans, Client acknowledges that Administaff has advised Client to seek advice from a qualified professional regarding the effect of this Agreement on such plans.

12.6 Client acknowledges that at the time of termination of this Agreement, Administaff will send Staff employment termination notices.

                                XIII. ARBITRATION

13.1 Administaff and Client agree and stipulate that all claims, disputes and other matters in question between Administaff and Client arising out of, or relating to this Agreement or the breach thereof will be decided by arbitration in accordance with the Federal Arbitration Act (9 U.S.C. ss.ss. 10 and 11) and the Commercial Arbitration Rules of the American Arbitration Association then obtaining subject to the limitations of this Article XIII. This agreement to so arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this Article XIII will be specifically enforceable under the prevailing law of any court having jurisdiction.

13.2 Notice of the demand for arbitration will be filed in writing with the other party to the Agreement and with the American Arbitration Association. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

13.3 No arbitration arising out of, or relating to, this Agreement shall include by consolidation, joinder or in any other manner any other person or entity who is not a party to this contract unless:

     a. the inclusion of such other person or entity is necessary if complete relief is to be afforded among those who are already parties to the arbitration, and/or such other person or entity is substantially involved in a question of law or fact which is common to those who are already parties to the arbitration and which will arise in such proceedings; and,



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



     b. the written consent of the other person or entity sought to be included and Administaff and Client has been obtained for such inclusion, which consent shall make specific reference to this paragraph; but no such consent shall constitute consent to arbitration of any dispute not specifically described in such consent or to arbitration with any party not specifically identified in such consent.

13.4 The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by Sections 10 and 11 of the Federal Arbitration Act (9 U.S.C. ss.ss. 10 and 11).

                               XIV. MISCELLANEOUS

14.1 Third Party Beneficiaries. This Agreement is between Administaff and Client and creates no individual rights of Administaff, Staff or any other third parties as against Client or Administaff.

14.2 Client agrees to comply, at its sole cost and expense, with any applicable specific directives promulgated by: (i) a federal, state or local governmental body, department or agency, (ii) an insurance carrier providing coverage to Administaff and/or its employees affecting this Agreement, and/or (iii) Administaff as made necessary by circumstances which currently or specifically affect Administaff, Client or Staff.

14.3 Neither party shall assign this Agreement or its rights and duties hereunder, or any interest herein, without the prior written consent of the other party.

14.4 The prevailing party in any enforcement action arising in respect to this Agreement shall be entitled to recover from the other party all costs of such enforcement action including, without limitation, reasonable attorneys' fees, court costs and related expenses.

14.5 EXCEPT FOR ARTICLE XIII OF THIS AGREEMENT, WHICH SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT (9 U.S.C. ss.ss. 10 AND 11), THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

14.6 This instrument, including the Exhibits attached hereto, contains the entire Agreement of the parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, with respect to the subject matter hereof. No amendment or modification hereto shall be valid unless in writing and signed by both parties hereto.

14.7 If any provision of this Agreement, or any amendment thereof, should be invalid, the remaining provision shall remain in effect and be so construed as to effectuate the intent and purposes of this Agreement and any amendments thereto.



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14.8 All notices,  requests and  communications  provided  hereunder shall be in writing, and hand delivered or mailed by United States registered, certified, or express mail, return receipt requested, and addressed to the party's principal place of business as set forth in this Agreement adjacent the signature of each party (or to such other address provided in writing by such party).

14.9 The waiver by either party hereto of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of a breach of any other term or provision of this Agreement.

14.10 Force Majeure. Neither Administaff nor Client shall be required to perform any term, condition, or covenant of this Agreement so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Administaff or Client and which by the exercise of due diligence Administaff or Client is unable, wholly or in part, to prevent or overcome.

                                  XV. EXHIBITS

The following exhibits and addendum are attached to this Agreement and incorporated herein by reference for all purposes:

A.   Exhibit A ("Confidential Census");

B.   Exhibit B ("Client Service Application");

C.   Exhibit C ("Employment Agreement");

D.   Exhibit D ("State Specific Addendum").

THIS AGREEMENT is duly executed this  1  day of  April , 199 8 .
                                     ---        -------     ---

FOR CLIENT:    Collectibles USA, Inc.             ADMINISTAFF COMPANIES, INC.
           ------------------------------------   19001 Crescent Springs Drive
                   (Company Name)                 Kingwood, Texas  77339-3802
                                                  (800) 237-3170
By:        /s/ Neil J. DePascal Jr. EVP & CFO
           ------------------------------------
           (Signature)                  Title     By:  /s/ Jay E. Mincks
                                                    ----------------------------
               Neil J. DePascal Jr.                        Vice President
           ------------------------------------

         (Name - Typed or Printed)

Address:              6402 Rippling Hollow Dr.
           ------------------------------------

                     Spring, TX 77379
           ------------------------------------

Tel. No.:             281-370-6730
           ------------------------------------



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                                    EXHIBIT D
                             STATE SPECIFIC ADDENDUM
                                      TEXAS

     THIS ADDENDUM amends the Personnel Management Service Agreement (Agreement) between Administaff Companies, Inc. (Administaff), a Delaware corporation, and Collectibles USA, Inc. (Client), dated 4/1/98.

     The parties recognize that Administaff is regulated by the Texas Staff Leasing Services Act, Texas Labor Code, Chapter 91. Further, that those regulations specify certain language must be included in the Agreement. Therefore it is agreed that the following is hereby added to the Agreement.

     Administaff:

     1.   Reserves  a  right  of   direction   and  control  over  Staff  as  to
          administrative policies and duties relating to the services performed by Staff;

     2. Assumes responsibility for the payment of wages to Staff without regard to payment by Client, subject to the termination provisions hereof;

     3. Assumes responsibility for payment of payroll taxes and collection of taxes from payroll of Staff;

     4.   Retains a right to hire, fire, discipline and reassign Staff;

     5. Retains a right of direction and control over the adoption of employment policies and safety policies;

     6. Retains the right to manage workers' compensation claims, claim filings and related procedures.

     The parties agree that if the Client fails to pay Administaff's invoice as due, then in that event, this Agreement may be terminated instantly without further notice at Administaff's sole direction with Client retaining its obligations under 3.2 of the Agreement.

     Client is hereby notified the address for the Texas Department of Licensing and Regulation is P.O. Box 12157, Austin, Texas 78711, telephone number (800) 252-8026.

     The parties recognize that Administaff has a right of direction and control over Staff as it relates to personnel matters and that Client retains a right to direction and control as to operational or product matters.

     Chapter 91 as amended, also provides that Administaff is not in the unauthorized practice of an occupation, trade or profession which is licensed or certified or otherwise regulated by a governmental entity solely by entering an Agreement.

     In all other aspects the Agreement remains as written. Any conflict between this addendum and the Agreement shall be governed by this addendum.

DONE THIS 1  day of   April   , 199 8 , effective the same date as the Agreement
         ---        ---------      ---
was executed.

CLIENT:                                        ADMINISTAFF COMPANIES, INC.

By:        /s/ Neil J. DePascal Jr.            By:        /s/ Jay E. Mincks
   --------------------------------               ------------------------------
Title:     EVP & CFO                           Title:     VP
      -----------------------------                  ---------------------------

              TEXAS STAFF LEASING AND CLIENT COMPANY CERTIFICATION
--------------------------------------------------------------------------------

ADMINISTAFF COMPANIES, INC.                  (281) 358-8986
--------------------------------------------------------------------------------
Name of Staff Leasing Firm                   Phone Number (Area Code & Number)

19001 CRESCENT SPRINGS DRIVE
--------------------------------------------------------------------------------
Address (Street and Number, P.O. Box or
Route Number

KINGWOOD, TEXAS 77339-3802                   760487432
--------------------------------------------------------------------------------
City, State, Zip Code                        Federal Identification Number

SLSRVC 00000 324
--------------------------------------------------------------------------------
License Number Under Art. 9104 of the        Texas Sales & Use Tax Permit Number
Texas Labor Code

--------------------------------------------------------------------------------


  Collectibles USA, Inc.                     (281) 370-6730
--------------------------------------------------------------------------------
Name of Client Company Firm                  Phone Number (Area Code & Number)

           6402 Rippling Hollow Dr.
--------------------------------------------------------------------------------
Address (Street and Number, P.O. Box or Route Number

          Spring, TX  77379                  13-3906920
--------------------------------------------------------------------------------
City, State, Zip Code                        Federal Identification Number

The  employee  information  provided  in the  attached  listing is correct as of
4/1/98.
------
(effective date)

The parties entering into the contract are in compliance with the exemption criteria Rule 3.364.

Either party to this certification can be held responsible for the assessment of sales or use taxes which may become due for failure to comply with the provisions of the Tax Code: Limited Sales, Excise, and Use Tax Act; Municipal Sales and Use Tax Act; Sales and Use Taxes for Special Purpose Taxing Authorities; County Sales and Use Tax Act; County Health Services Sales and Use Tax; The Texas Health and Safety Code; Special Provisions Retailing to Hospital District, Emergency Services Districts, and Emergency Districts in counties with a population of 125,000 or less.

STAFF LEASING COMPANY                           CLIENT COMPANY

   /s/ Jay E. Mincks                                 /s/ Neil J. DePascal Jr.
---------------------------------               --------------------------------
(Signature)                                       (Signature)

Jay E. Mincks                                          Neil J. DePascal Jr.
---------------------------------               --------------------------------
(Printed Name)                                    (Printed Name)

Vice President, Sales & Marketing                       EVP & CFO
---------------------------------               --------------------------------
(Title)                                           (Title)

    4/30/98                                         April 1, 1998
---------------------------------               --------------------------------
(Signature Date)                                  (Signature Date)